Exhibit 99.1

WeWork Takes Strategic Action to Significantly Strengthen Balance Sheet and Further Streamline Real Estate Footprint

WeWork spaces remain open and operational and the Company will continue to provide its signature member experience

Company enters into Restructuring Support Agreement with strong support from key financial stakeholders to drastically reduce its existing funded debt

NEW YORK – (BUSINESS WIRE) – November 6, 2023 – WeWork Inc. (NYSE: WE) (“WeWork” or “the Company”), the leading global flexible space provider, today announced that it has commenced a comprehensive reorganization to strengthen its capital structure and financial performance and best position the Company for future success. The Company maintains the strong support of its key financial stakeholders and has entered into a Restructuring Support Agreement (“RSA”) with holders representing approximately 92% of its secured notes to drastically reduce the Company’s existing funded debt and expedite the restructuring process. During this period, WeWork will further rationalize its commercial office lease portfolio while focusing on business continuity and delivering best-in-class services to its members, as global operations are expected to continue as usual.

To successfully achieve its goals, WeWork Inc. and certain of its entities filed for protection under Chapter 11 of the U.S. Bankruptcy Code, and intend to file recognition proceedings in Canada under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA Recognition Proceedings”). WeWork’s locations outside of the U.S. and Canada are not part of this process. WeWork’s franchisees around the world are similarly not affected by these proceedings.

WeWork has a deliberate and value maximizing lease rejection plan that is expected to position the company for operational and financial success. As part of today’s filing, WeWork is requesting the ability to reject the leases of certain locations, which are largely non-operational and all affected members have received advanced notice.

David Tolley, CEO of WeWork said, “It is the WeWork community that makes us successful. Our more than half-million members around the world turn to us for the best-in-class spaces, hospitality, and technology that our 2,500 dedicated employees and valued partners provide. WeWork has a strong foundation, a dynamic business, and a bright future.”

“Now is the time for us to pull the future forward by aggressively addressing our legacy leases and dramatically improving our balance sheet,” Tolley continued. “We defined a new category of working, and these steps will enable us to remain the global leader in flexible work. I am deeply grateful for the support of our financial stakeholders as we work together to strengthen our capital structure and expedite this process through the Restructuring Support Agreement. We remain committed to investing in our products, services, and world-class team of employees to support our community.”

WeWork is filing with the Court a series of customary “First Day Motions” to facilitate a smooth transition into the process and to support operations throughout its cases, which it expects to be approved in short order. The Company will continue servicing its existing members, vendors, partners, and other stakeholders in the ordinary course of business. WeWork expects to have the financial liquidity to execute these proceedings and continue business in the ordinary course.

Additional information regarding the Company’s Chapter 11 process is available at https://dm.epiq11.com/WeWork. Stakeholders with questions may call the Company’s Claims Agent, Epiq at (877) 959-5845 or (503) 852-9067 if calling from outside the U.S. or Canada, or email WeWorkInfo@epiqglobal.com.

Advisors

Kirkland & Ellis LLP and Cole Schotz P.C. are serving as legal counsel, PJT Partners LP is serving as investment banker, Alvarez & Marsal North America, LLC is serving as financial and restructuring advisor, Goodmans LLP is serving as Canadian legal counsel, C Street Advisory Group is serving as strategic communications advisor, and Epiq Corporate Restructuring, LLC is serving as claims and noticing agent to the Company. WeWork has retained Hilco Real Estate to assist with lease renegotiations.

About WeWork

WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward Looking Statements

Certain statements made in this press release, including, but not limited to, statements about WeWork’s continued operation of the business as “debtors-in-possession”; WeWork’s expectation to be granted First Day Motions and the ability to pay its current obligations when due and satisfy its continuing obligations, including, but not limited to, employee benefits and wages, vendors and suppliers of goods and services, and insurance and tax obligations; WeWork’s expectation that the transactions contemplated by the RSA and the Chapter 11 Cases are consummated by the Court in the terms outlined in the RSA, and that the transactions result in significant reduction of its debt balance; and WeWork’s ongoing transformation efforts, including renegotiating its leases, and any assumptions underlying any of the foregoing may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, risks and uncertainties regarding WeWork’s ability to successfully consummate and complete a plan of reorganization under Chapter 11; WeWork’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending; potential adverse effects of the Chapter 11 Cases on WeWork’s business, financial condition, liquidity and results of operations; WeWork’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; objections to WeWork’s recapitalization process or other pleadings filed with the Court that could protract the Chapter 11 Cases; employee attrition and WeWork’s ability to retain senior management and other key personnel due to the distractions and uncertainties caused by the Chapter 11 Cases; WeWork’s ability to improve its liquidity and long term capital structure and to address its debt service obligations through the restructuring; WeWork’s ability to comply with the restrictions imposed by the terms and conditions of the potential financing arrangements; WeWork’s ability to find solutions with landlords to effectively and timely rationalize its real estate footprint; WeWork’s ability to effectively implement its strategic plan; WeWork’s liquidity needs to operate its business and execute its strategy, and related use of cash; WeWork’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the restructuring and the Chapter 11 Cases on WeWork and on the interests of various constituents, including holders of WeWork’s common stock; the Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization and the outcome of the Chapter 11 Cases generally; the length of time that WeWork will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with WeWork’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; other litigation and inherent risks involved in a bankruptcy process; and the other risks and uncertainties disclosed in WeWork’s annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Investor Relations:

investor@wework.com

Press:

press@wework.com